Exhibit 99.1

LaSalle Hotel Properties

4800 Montgomery Lane, Suite M25

Bethesda, MD 20814

Ph. (301) 941-1500

Fax (301) 941-1553

www.lasallehotels.com

LA SALLE HOTEL PROPERTIES REPORTS SECOND QUARTER RESULTS

RevPAR Increased 15.9 Percent for the Quarter

BETHESDA, MD, July 21, 2004 — LaSalle Hotel Properties (NYSE: LHO) today reported net income of $7.1 million, or $0.26 per diluted share for the second quarter 2004, compared to net income of $32.2 million, or $1.70 per diluted share for the prior year period.

For the quarter ended June 30, 2004, the Company generated funds from operations (“FFO”) of $17.2 million versus $4.6 million for the prior year period. On a per diluted share/unit basis, FFO for the second quarter was $0.63 versus $0.24 a year ago. The Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for 2004’s second quarter were $26.0 million, down from $49.2 million during the prior year period. The Company’s net income and EBITDA for the second quarter 2003 included a net $34.6 million gain related to the disposition of the New Orleans Grande Hotel and Holiday Inn Beachside Resort properties.

Room revenue per available room (“RevPAR”) for the quarter ended June 30, 2004 increased 15.9 percent versus the same period in 2003. The average daily rate (“ADR”) of $155.05 increased 6.4 percent from the prior year period and occupancy improved 8.9 percent to 73.4 percent. These RevPAR results include the recently acquired Hilton Alexandria Old Town for the month of June for the current year and prior year periods.

“The second quarter operating results exceeded our expectations and the overall industry,” noted Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. “The quarter’s strong performance was led by our business-oriented hotels, which achieved exceptional RevPAR gains of 27.7 percent. The advancing economic recovery resulted in a dramatic improvement in business travel demand, especially in urban markets such as Washington D.C., New York, and Boston.”

The Company’s hotels generated $26.5 million of EBITDA for the second quarter compared with $21.0 million for the same period last year. Second quarter portfolio-wide EBITDA margins improved 290 basis points (“bps”) from the prior year. EBITDA margins in the quarter increased primarily due to the robust RevPAR growth and the more than 6 percent improvement in ADR.

“We are very pleased with the increased portfolio-wide operating margins during the quarter,” advised Mr. Bortz. “Despite greater than inflationary increases in labor costs, health benefits, energy and insurance expenses, for the full year 2004 we are expecting that our hotels will achieve margin improvements of 100 to 150 bps over the prior year, which is a 50 basis point increase over our forecast three months ago.”

In May, the Company sold 3,000,000 common shares of beneficial interest, resulting in net proceeds of approximately $61.5 million. The proceeds from the offering were used to reduce the outstanding balance on the Company’s credit facility.

On May 28, the Company acquired the 241-room upscale Hilton Alexandria Old Town for $59.0 million. The hotel, which was built in 2000, is located in the heart of historic downtown Alexandria, Virginia, one of the most vibrant urban markets in the Washington, D.C. region. The property will continue to be operated pursuant to a Hilton franchise agreement and managed by Sandcastle Resorts & Hotels.

“The metropolitan Washington D.C. area, including Alexandria, continues to thrive as one of the strongest markets nationwide in office, government, tourism and lodging due to its position as the nation’s capital, as well as the flourishing regional economy,” noted Mr. Bortz. “Alexandria is also home to one of the largest concentrations of association headquarters in the country and several U.S. government agencies, including the new 2.4 million square foot U.S. Patent & Trademark Office, which is being constructed just a few blocks from our hotel.”

For 2004, the Company has plans for total capital investments in its current assets of approximately $45.0 million, including $20.0 million at Lansdowne Resort (golf course, clubhouse, guestroom refurbishment and other resort repositioning enhancements), $6.5 million at the Westin City Center Dallas (guestroom bathroom refurbishment; lobby, public area and infrastructure enhancements) and $5.5 million at the Sheraton Bloomington hotel (brand conversion improvements, guestroom, lobby and public area refurbishments).

“Our strategy of aggressive capital repositioning and reinvestment programs throughout our portfolio continues to generate very favorable results for the Company,” said Mr. Bortz. “The repositioning of several hotels, such as the Holiday Inn on the Hill in Washington, D.C., the Hotel Viking, in Newport, Rhode Island, and four of the D.C. Collection hotels, enabled these assets to generate meaningful revenue increases and significantly enhanced cash flows. We are encouraged and excited about the future returns we’re expecting from the current on-going repositioning programs at Lansdowne Resort, Westin Dallas and Sheraton Bloomington.”

As of the end of the second quarter 2004, LaSalle Hotel Properties had total outstanding debt of $305.9 million, including its $13.9 million portion of the joint venture debt related to the Chicago Marriott. The Company’s $215.0 million unsecured credit facility had $67.8 million outstanding as of June 30, 2004. Interest expense for the quarter was $3.3 million, resulting in a trailing 12-month Corporate EBITDA to interest coverage ratio of 4.4 times. As of June 30, 2004, total debt to trailing 12-month Corporate EBITDA equaled 3.7 times, one of the lowest in the industry.

Subsequent Events

On July 15, 2004, the Company announced a 14.3 percent increase in its monthly dividend to $0.08 per common share of beneficial interest for each of the months of July, August and September 2004. This represents a 3.7% annualized yield based on the Company’s closing share price on July 21, 2004.

The July dividend will be paid on August 13, 2004 to common shareholders of record on July 30, 2004; the August dividend will be paid on September 15, 2004 to common shareholders of record on August 31, 2004; and the September dividend will be paid on October 15, 2004 to common shareholders of record on September 30, 2004.

2004 Outlook

“We continue to be encouraged by the performance of our portfolio during the first half of 2004,” advised Mr. Bortz. “The improvement in demand from the business travel segment, especially business transient travel, was the primary reason our portfolio exceeded our prior forecast for the quarter. We continue to expect strong levels of business travel for the second half of the year in addition to healthy demand from leisure travelers.”

As a result of this continued strength, the Company expects that its 2004 portfolio RevPAR will increase 8.0 to 9.0 percent, up from the 5.5 to 6.5 percent increase provided in the Company’s prior outlook. The Company’s forecast for FFO per diluted share/unit is $1.73 to $1.78, up from the Company’s prior forecast of $1.62 to $1.70.

The revised 2004 outlook assumes a steadily recovering economic and travel environment, continued improving performance from the Company’s renovated and repositioned hotels, and no adverse geopolitical events or terrorist acts in the U.S.

Based upon these assumptions, the Company currently expects full year 2004 net income to range from $8.2 million to $9.6 million and EBITDA to range from $74.1 million to $75.5 million.

LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust, which owns interests in 19 upscale and luxury full-service hotels, totaling approximately 6,400 guest rooms in 14 markets in 11 states and the District of Columbia. LaSalle Hotel Properties focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. The Company seeks to grow through strategic relationships with premier internationally recognized hotel operating companies including Marriott International, Inc., Westin Hotels & Resorts, Sheraton Hotels & Resorts, Hilton Hotels & Resorts, Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Sandcastle Resorts & Hotels, and Kimpton Hotel & Restaurant Group, LLC.

The Company considers the non-GAAP measure of funds from operations (“FFO”) to be a key supplemental measure of the Company’s performance and should be considered along with, but not as an alternative to, net income as a measure of the Company’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measurements of performance to be helpful in evaluating a real estate company’s operations. The Company believes that excluding the effect of gains or losses from debt restructuring, extraordinary items, real estate-related depreciation and amortization, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.

The Company considers the non-GAAP measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to be a key measure of the Company’s performance and should be considered along with, but not as an alternative to, net income as a measure of the Company’s operating performance. Most industry investors consider EBITDA a measurement of performance that is helpful in evaluating a REIT’s operations. The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA does not represent an amount that accrues directly to common shareholders.

Certain matters discussed in this press release may be deemed to be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although LaSalle Hotel Properties believes the expectations reflected in such forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Certain factors that could cause actual results to differ materially from the Company’s expectations are listed in the Company’s Form 10-K for the year ended December 31, 2003 and subsequent SEC reports and filings. LaSalle Hotel Properties assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

# # #

Additional Contacts:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties – 301/941-1500

Raymond Martz, Vice President of Finance, LaSalle Hotel Properties – 301/941-1516

For additional information, please visit our web site at www.lasallehotels.com

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	For the three months ended June 30,
	2004	2003
Revenues:
Hotel operating revenues:
Room revenue	$42,974	$21,873
Food and beverage revenue	24,204	12,691
Other operating department revenue	6,823	4,108

Total hotel operating revenues	74,001	38,672

Participating lease revenue	4,854	5,535
Other income	11	394

Total revenues	78,866	44,601

Expenses:
Hotel operating expenses:
Room	10,008	5,607
Food and beverage	15,921	8,967
Other direct	3,704	2,162
Other indirect	19,063	10,933

Total hotel operating expenses	48,696	27,669

Depreciation and other amortization	9,678	7,772
Real estate taxes, personal property taxes and insurance	2,995	2,172
Ground rent	831	851
General and administrative	1,970	1,794
Amortization of deferred financing costs	556	575
Impairment of investment in hotel property	—	2,453
Other expenses	133	79

Total operating expenses	64,859	43,365

Operating income	14,007	1,236
Interest income	78	62
Interest expense	(3,277)	(3,029)

Income (loss) before income tax benefit (expense), minority interest, equity in earnings of unconsolidated entities and discontinued operations	10,808	(1,731)
Income tax benefit (expense)	(1,497)	144

Income (loss) before minority interest, equity in earnings of unconsolidated entities and discontinued operations	9,311	(1,587)
Minority interest in LaSalle Hotel Operating Partnership, L.P.	(159)	28

Income (loss) before equity in earnings of unconsolidated entities and discontinued operations	9,152	(1,559)
Equity in earnings of unconsolidated entities	262	324

Income (loss) before discontinued operations	9,414	(1,235)
Discontinued operations:
Income from operations of property disposed of, including gain on disposal of $37,091	—	36,334
Income from operations of property held for sale	973	600
Minority interest, net of tax	(13)	(817)
Income tax expense	(142)	(92)

Net income from discontinued operations	818	36,025
Net income	10,232	34,790
Distributions to preferred shareholders	(3,133)	(2,558)

Net income applicable to common shareholders	$7,099	$32,232

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations — Continued

(Dollars in thousands, except per share data)

(Unaudited)

Earnings per Common Share - Basic:
Income (loss) applicable to common shareholders before discontinued operations and after dividends paid on unvested restricted shares	$0.24	$(0.21)
Discontinued operations	0.03	1.95

Net income applicable to common shareholders after dividends paid on unvested restricted shares	$0.27	$1.74

Earnings per Common Share - Diluted:
Income (loss) applicable to common shareholders before discontinued operations	$0.23	$(0.20)
Discontinued operations	0.03	1.90

Net income applicable to common shareholders	$0.26	$1.70

Weighted average number common shares outstanding:
Basic	26,395,156	18,517,924
Diluted	26,917,093	18,911,328

LASALLE HOTEL PROPERTIES

FFO and EBITDA

(Dollars in thousands, except per share data)

(Unaudited)

	For the three months ended June 30,
	2004	2003
Funds From Operations (FFO):
Net income applicable to common shareholders	$7,099	$32,232
Depreciation	9,651	8,349
Equity in depreciation of joint venture	262	254
Amortization of deferred lease costs	12	19
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	159	(28)
Minority interest in discontinued operations	13	817
Gain on sale of property disposed of	—	(37,091)

FFO	$17,196	$4,552

Weighted average number of common shares and units outstanding:
Basic	26,819,842	18,942,610
Diluted	27,341,779	19,336,014

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net income applicable to common shareholders	$7,099	$32,232
Interest	3,281	3,474
Equity in interest expense of joint venture	114	147
Income tax benefit:
Income tax (benefit) expense	1,497	(144)
Income tax expense from discontinued operations	142	92
Depreciation and other amortization	9,678	8,384
Equity in depreciation/amortization of joint venture	302	282
Amortization of deferred financing costs	556	1,389
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	159	(28)
Minority interest in discontinued operations	13	817
Distributions to preferred shareholders	3,133	2,558

EBITDA	$25,974	$49,203

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	For the six months ended June 30,
	2004	2003
Revenues:
Hotel operating revenues:
Room revenue	$70,873	$36,363
Food and beverage revenue	39,778	21,407
Other operating department revenue	10,518	5,934

Total hotel operating revenues	121,169	63,704
Participating lease revenue	8,427	10,495
Other income	92	797

Total revenues	129,688	74,996

Expenses:
Hotel operating expenses:
Room	18,005	10,470
Food and beverage	27,664	16,068
Other direct	6,431	3,445
Other indirect	34,762	19,722

Total hotel operating expenses	86,862	49,705

Depreciation and other amortization	18,723	15,594
Real estate taxes, personal property taxes and insurance	5,743	4,260
Ground rent	1,602	1,623
General and administrative	4,113	3,712
Amortization of deferred financing costs	1,067	1,157
Impairment of investment in hotel property	—	2,453
Other expenses	583	79

Total operating expenses	118,693	78,583

Operating income (loss)	10,995	(3,587)
Interest income	151	124
Interest expense	(6,563)	(5,703)

Income (loss) before income tax benefit, minority interest, equity in earnings of unconsolidated entities and discontinued operations	4,583	(9,166)
Income tax benefit	1,365	2,800

Income (loss) before minority interest, equity in earnings of unconsolidated entities and discontinued operations	5,948	(6,366)
Minority interest in LaSalle Hotel Operating Partnership, L.P.	(97)	139

Income (loss) before equity in earnings of unconsolidated entities and discontinued operations	5,851	(6,227)
Equity in earnings of unconsolidated entities	14	117

Income (loss) before discontinued operations	5,865	(6,110)
Discontinued operations:
Income from operations of property disposed of, including gain on disposal of $37,091	—	37,426
Income from operations of property held for sale	1,459	650
Minority interest, net of tax	(22)	(843)
Income tax expense	(124)	(88)

Net income from discontinued operations	1,313	37,145
Net income	7,178	31,035
Distributions to preferred shareholders	(6,266)	(5,115)

Net income applicable to common shareholders	$912	$25,920

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations — Continued

(Dollars in thousands, except per share data)

(Unaudited)

Earnings per Common Share - Basic:
Loss applicable to common shareholders before discontinued operations and after dividends paid on unvested restricted shares	$(0.02)	$(0.61)
Discontinued operations	0.05	2.01

Net income applicable to common shareholders after dividends paid on unvested restricted shares	$0.03	$1.40

Earnings per Common Share - Diluted:
Loss applicable to common shareholders before discontinued operations	$(0.01)	$(0.60)
Discontinued operations	0.05	1.97

Net income applicable to common shareholders	$0.04	$1.37

Weighted average number common shares outstanding:
Basic	25,220,929	18,500,810
Diluted	25,850,312	18,873,468

LASALLE HOTEL PROPERTIES

FFO and EBITDA

(Dollars in thousands, except per share data)

(Unaudited)

	For the six months ended June 30,
	2004	2003
Funds From Operations (FFO):
Net income applicable to common shareholders	$912	$25,920
Depreciation	18,783	16,914
Equity in depreciation of joint venture	525	503
Amortization of deferred lease costs	23	27
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	97	(139)
Minority interest in discontinued operations	22	843
Gain on sale of property disposed of	—	(37,091)

FFO	$20,362	$6,977

Weighted average number of common shares and units outstanding:
Basic	25,645,615	18,925,496
Diluted	26,274,998	19,298,154

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net income applicable to common shareholders	$912	$25,920
Interest	6,571	7,339
Equity in interest expense of joint venture	261	293
Income tax benefit:
Income tax benefit	(1,365)	(2,800)
Income tax expense from discontinued operations	124	88
Depreciation and other amortization	18,836	16,971
Equity in depreciation/amortization of joint venture	593	558
Amortization of deferred financing costs	1,067	2,007
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	97	(139)
Minority interest in discontinued operations	22	843
Distributions to preferred shareholders	6,266	5,115

EBITDA	$33,384	$56,195

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2003	2004	2003
TOTAL PORTFOLIO
Occupancy	73.4%	67.4%	67.8%	62.7%
Increase/(Decrease)	8.9%		8.1%
ADR	$155.05	$145.73	$145.68	$140.35
Increase/(Decrease)	6.4%		3.8%
REVPAR	$113.86	$98.24	$98.73	$88.02
Increase/(Decrease)	15.9%		12.2%

Note:

This schedule includes the operating data for all properties leased to LHL, and to third parties as of June 30, 2004, including the Indianapolis Marriott and Hilton Alexandria Old Town for the Company's period of ownership, and the Company's 9.9% interest in The Chicago Marriott Downtown joint venture. The 2003 operating performance is shown as though Lansdowne Resort and Hotel George were owned for the entire quarter and year to date; the Indianapolis Marriott and Hilton Alexandria Old Town are shown in 2003 for their comparative period of ownership in 2004.

LASALLE HOTEL PROPERTIES

Hotel Operational Data

Schedule of Property Level Results

(unaudited, dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2003	2004	2003
Revenues
Room	52,257	45,141	88,211	78,419
Food & beverage	28,470	25,238	47,773	44,621
Other	7,675	7,341	12,330	11,706

Total hotel sales	88,402	77,720	148,314	134,746

Expenses
Room	12,088	10,690	22,012	20,045
Food & beverage	18,488	16,936	32,838	30,968
Other direct	4,167	4,116	7,296	6,996
General & administrative	19,394	17,642	36,564	33,660
Management fees	2,994	2,873	4,764	4,490
Fixed expenses	4,802	4,443	9,479	8,704

Total hotel expenses	61,933	56,700	112,953	104,863

EBITDA	26,469	21,020	35,361	29,883

Note:

This schedule includes the operating data for all properties leased to LHL, and to third parties as of June 30, 2004, including the Indianapolis Marriott and Hilton Alexandria Old Town for the Company's period of ownership, and the Company's 9.9% interest in The Chicago Marriott Downtown joint venture. The 2003 operating performance is shown as though Lansdowne Resort and Hotel George were owned for the entire quarter and year to date; the Indianapolis Marriott and Hilton Alexandria Old Town are shown in 2003 for their comparative period of ownership in 2004.